“Focused manufacturer of engineered lifting equipment” Manitex International, Inc. Conference Call Second Quarter 2011 August 10th, 2011 Exhibit 99.2

Forward Looking Statements &
Non GAAP Measures
“Focused
manufacturer of
engineered lifting
equipment”
Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This presentation contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity;
statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,”
“project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,”
and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the
Company's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company's filings with the Securities and Exchange Commission and statements in this presentation should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results.
Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Measures: Manitex International from time to time refers to various non-GAAP (generally accepted accounting principles) financial measures in this presentation.  Manitex believes that this information is useful to understanding its operating results without the impact of special items. See
Manitex’s Second Quarter 2011 Earnings Release on the Investor Relations section of our website
www.manitexinternational.com for a description and/or reconciliation of these measures.

“Focused
manufacturer of
engineered lifting
equipment”
Second Quarter 2011 Summary
• Performance ahead of expectations
– Sales of $37.1 million
• Total sales increase of $17.6 million or 90%
• Underlying sales increase of 38.5%
– Net income of $1.0 million or $0.09 per share
• Increase in backlog to $51 million
• Significant operational foundations put in place
– CVS asset acquisition completed
– Revolving credit facilities maturity extended with 4 year deal, increased availability and lower interest costs

“Focused
manufacturer of
engineered lifting
equipment”
Commercial Update
Excluding the recent world stock market declines:
•Markets have remained steady
– US markets stable, recovery based on a few specific sectors, no significant broad based construction demand increase
– International markets more strength in demand, project or sector driven
– Energy sector continues to be strongest demand sector in US, Canada and internationally, leading to demand for a range of Manitex products, but especially larger tonnage boom truck cranes
– Container handling activity increasing
– Market pricing showing incremental increase for 2    half of year and 2011. We have implemented increases of
0% - 8% varying by product
•Product demand still focused on higher tonnage units or industry specific product (e.g.
railways). Military and governmental demand currently weaker than at this stage of 2010
– Boom truck market tracking to annualized growth of 114%, 131% in our categories, but still 40% behind 2007
– Non-US sales account for 41% of year to date revenues (2010 = 38%)
– Announced in July, 2 new military customers placed orders for $1.9 million
•CVS Ferrari
– We believe commercial prospects will strengthen with transition to ownership from rental
– $3.1 million of orders announced for Brazilian ports marking return to a key market
•Backlog of $51 million, increase of 27% from 12/31/2010
nd

Investment Highlights
“Focused
manufacturer of
engineered lifting
equipment”
USD thousands
Q2-2011 Q2-2010 Q1-2011
Net sales $37,066 $19,502 $31,722
% change in Q2-2011 to prior period
90.1% 16.8%
Gross profit 7,478 4,607 6,459
Gross margin %
20.2% 23.6% 20.4%
Operating expenses 5,237 3,658 5,207
Net Income 1,029 213 442
Ebitda 3,042 1,732 2,055
Ebitda % of Sales
8.2% 8.9% 6.5%
Working capital 38,892 29,276 33,829
Current ratio 2.4 2.9 2.3
Backlog 50,688 24,926 47,736
% change in Q2-2011 to prior period
103% 6.2%

“Focused
manufacturer of
engineered lifting
equipment”
Q2-2011 Operating Performance
$000 $000
Q2-2010 Net income 213
Gross profit impact of increased sales of $17.6 million
(Q2-
2011 sales less Q2-2010 sales at Q2-2010 gross profit % )
4,145
Impact from reduced margin
(Q2-2011 gross profit % - Q2-2010 gross
profit % multiplied by  Q2-2011 sales)
(1,274)
Increase in gross profit 2,871
Increase in operating expenses (including new operations
expenses of $1.1 million, selling $0.3m and other, including personnel $0.2)
(1,579)
Interest & Other income / (expense) 6
Increase in tax (482)
Q2-2011 Net income $       1,029

Working Capital
“Focused
manufacturer of
engineered lifting
equipment”
$000
Q2-2011 Q4 2010 Q2 2010
Working Capital $38,892 $31,692 $29,276
Days sales outstanding 56 60 69
Days payable outstanding 54 62 57
Inventory turns 3.1 2.9 2.2
Current ratio 2.4 2.4 2.9
Operating working capital 45,070 36,763 32,313
Operating working capital % of
annualized LQS
30.4% 31.1% 41.4%
•Major movements in working capital increase Q2-2011 v Q4-2010 of $7.2m
•Receivables ($3.3m), inventory ($7.3m), offset by increased  short term notes ($1.9m) and increased accounts payable ($2.3m)
•Inventory increase v Q4-2010 principally Manitex cranes and CVS
•Current ratio, DSO & DPO  remain strong through growth phase
•Operating working capital % improvement maintained through revenue growth

“Focused
manufacturer of
engineered lifting
equipment”
$000
Q2-2011 Q4-2010 Q2-2010
Total Cash 979 662 1,485
Total Debt 39,699 34,019 34,955
Total Equity 45,102 43,274 41,049
Net capitalization 83,822 76,631 74,519
Net debt / capitalization 46.2% 43.5% 44.9%
YTD EBITDA 5,097 8,676 1,732
YTD EBITDA % of sales 7.4% 9.0% 8.9%
•EBITDA for Q2-2011 of $3.0m, 8.2% of sales
•Increase in debt from 12/31/2010 of $5.7m
• Increase in lines of credit $4.8m
• Long term debt: CVS acquisition funding $1.9m; Payments on other debt ($0.8m)
•N. American revolver facilities, based on available collateral at June 30, 2011 was $25.2m.
Additional transactional facilities of $3.7m in place subject to collateral for CVS.
•Cash and N. American revolver availability at June 30, 2011 $3.0m
Debt & Liquidity
• Net capitalization is the sum of debt plus equity minus cash
• Net debt is total debt less cash

Summary
“Focused
manufacturer of
engineered lifting
equipment”
• Strong Q2 performance in sales, net income, EPS and EBITDA
• Markets stable, CVS transaction complete and growth in backlog provides good visibility for H2-2011
• Expect 2011 sales growth v 2010 of  approximately 46% to
$140m, subject to no dramatic changes to overall economic
environment